MICHAEL KORS HOLDINGS LIMITED

Exhibit 99.1

Michael Kors Holdings Limited Announces Second Quarter Fiscal 2019 Results
Second Quarter Results Exceed Expectations
Jimmy Choo Results Better than Anticipated
Raises Full Year Adjusted Earnings per Share Outlook to $4.95 to $5.05 from $4.90 to $5.00
London — November 7, 2018 — Michael Kors Holdings Limited (NYSE:KORS), a global fashion luxury group, today announced its financial results for the fiscal 2019 second quarter ended September 29, 2018.
Second Quarter Fiscal 2019 Highlights

•	Delivered better than anticipated gross margin, operating margin and earnings per share

•	Revenues and comparable store sales in line with expectations

•	Michael Kors brand revenues were down 0.8%, in line with expectations

◦	Comparable store sales were down low single digits, in line with expectations

◦	Wholesale revenues exceeded expectations, reflecting strength in the Americas

•	Jimmy Choo delivered better than anticipated revenues driven by strength in footwear
John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “We are pleased to report results that have again exceeded our expectations, and are raising our fiscal 2019 EPS guidance to a range of $4.95 to $5.05, reflecting double digit earnings growth for the year. As we enter the second half of fiscal 2019 we look forward to welcoming Versace into our group. With the acquisition of Versace we have built one of the world's leading fashion luxury groups in just one year, setting the stage for accelerated revenue and earnings growth. This is a truly remarkable and historic moment for our company and we look forward to completing this transformational acquisition in the coming months.”
Second Quarter Fiscal 2019 Results
Financial Results and non-GAAP Reconciliation
The Company’s results are reported in this press release in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and on an adjusted, non-GAAP basis. A reconciliation of GAAP to non-GAAP financial information is provided at the end of this press release.
Overview of MKHL Second Quarter Fiscal 2019 Results:

•	Total revenue increased 9.3% to $1.25 billion, including a $116.7 million contribution from Jimmy Choo.

•
Gross profit was $763.1 million and gross margin was 60.9%, compared to $690.8 million and 60.2% in the prior year. Adjusted gross profit was $765.4 million and adjusted gross margin was 61.0%, compared to $690.8 million and 60.2% in the prior year.

•
Income from operations was $189.4 million and operating margin was 15.1% compared to $199.1 million and 17.4% in the prior year. Adjusted income from operations was $216.9 million and operating margin was 17.3%, compared to $237.4 million and 20.7% in the prior year.

•
Net income was $137.6 million, or $0.91 per diluted share compared to $202.9 million, or $1.32 per diluted share in the prior year. Adjusted net income was $192.5 million, or $1.27 per diluted share, compared to $204.5 million, or $1.33 per diluted share, in the prior year.

Michael Kors Segments Second Quarter Fiscal 2019 Results:

•
Michael Kors Retail revenue of $643.9 million was approximately flat compared to the prior year. Comparable store sales decreased 2.1%, which was in line with expectations. On a constant currency basis, comparable store sales decreased 1.3%.

•
Michael Kors Retail operating income was $67.9 million and operating margin was 10.5%, compared to $69.0 million and 10.7% in the prior year. Adjusted operating income was $79.6 million while adjusted operating margin was 12.4%, compared to $99.2 million and 15.4% in the prior year.

•	Michael Kors Wholesale revenue declined 1.3% to $457.8 million compared to the prior year.

MICHAEL KORS HOLDINGS LIMITED

•
Michael Kors Wholesale operating income was $130.1 million and operating margin was 28.4%, compared to $119.6 million and 25.8% in the prior year. On an adjusted basis operating income was $134.2 million while adjusted operating margin was 29.3% compared to $126.5 million and 27.3% in the prior year.

•	Michael Kors Licensing revenue decreased 6.8% to $35.4 million compared to the prior year.

•
Michael Kors Licensing operating income was $9.8 million and operating margin was 27.7%, compared to $10.5 million and 27.6% in the prior year. On an adjusted basis operating income was $10.5 million and operating margin was 29.7%, compared to $11.7 million and 30.8% in the prior year.

•	Inventory for the Michael Kors brand at September 29, 2018 was $619.7 million, an 11% decrease as compared to the prior year.
Jimmy Choo Second Quarter Fiscal 2019 Results:

•	Jimmy Choo revenue was $116.7 million. The company acquired Jimmy Choo on November 1, 2017, and compared to Jimmy Choo stand-alone results from the prior year, revenue increased double digits.

•	Jimmy Choo operating loss was $18.4 million and adjusted operating loss was $7.4 million.
Outlook
The Company is raising full year adjusted earnings per share guidance by $0.05 to $4.95 to $5.05, reflecting better than expected second quarter performance for both the Michael Kors and Jimmy Choo brands.
For the full year, the Company continues to expect total revenue to be approximately $5.125 billion, including between $580 million and $590 million of incremental Jimmy Choo revenue. Reported comparable store sales for Michael Kors is expected to be down in the low single digits, primarily driven by an unfavorable currency impact. The Company has raised guidance for operating margin to approximately 18.2%. Diluted earnings per share are expected to be in the range of $4.95 to $5.05. The Company continues to expect EPS dilution from Jimmy Choo of $0.05 to flat. Earnings per share guidance assumes approximately 152 million weighted average diluted shares outstanding and a tax rate of approximately 15.5%.
For the third quarter of fiscal 2019, the Company expects total revenue of approximately $1.46 billion, including approximately $165 million of incremental revenue from Jimmy Choo. The Company expects third quarter retail revenue for Michael Kors to grow in the low single digits. Comparable store sales on a reported basis are expected to decline in the low single digits, primarily due to an unfavorable foreign currency impact. The Company expects wholesale revenue to decrease in the high single digits, and licensing revenue to decline in the mid-teens. Operating margin is expected to be approximately 20.8%. Diluted earnings per share are expected to be in the range of $1.52 to $1.57, which includes approximately $0.04 to $0.06 of accretion from Jimmy Choo. Earnings per share assumes approximately 152 million weighted average diluted shares outstanding and a tax rate of approximately 20%.
Conference Call Information
A conference call to discuss second quarter results is scheduled for today, November 7, 2018 at 8:30 a.m. ET. A live webcast of the conference call will be available on the Company’s investor relations website, www.investors.michaelkors.com. In addition, a replay will be available shortly after the conclusion of the call and remain available until November 15, 2018. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 5309233. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with U.S. GAAP. Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the Jimmy Choo acquisition and the agreement to acquire Versace and restructuring and non-cash impairment charges primarily associated with underperforming retail stores. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations.

MICHAEL KORS HOLDINGS LIMITED

While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors Holdings Limited
Michael Kors Holdings Limited is a global fashion luxury group, consisting of iconic brands that are industry leaders in design, style and craftsmanship. Its brands cover the full spectrum of fashion luxury categories including women’s and men’s accessories, footwear and apparel as well as wearable technology, watches, jewelry, eyewear and a full line of fragrance products. The Company’s goal is to continue to extend the global reach of its brands while ensuring that they maintain their independence and exclusive DNA. Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange under the ticker KORS. As previously announced, in connection with the closing of the Company’s acquisition of Versace, anticipated to occur in the Company’s fourth fiscal quarter, the Company will rename itself Capri Holdings Limited (NYSE: CPRI).
Forward Looking Statements
This press release contains statements which are, or may be deemed to be, “forward-looking statements.” Forward-looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and projections of the management of Michael Kors Holdings Limited (the “Company”) about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this press release may be forward-looking statements. Without limitation, any statements preceded or followed by or that include the words “targets”, “plans”, “believes”, “expects”, “aims”, “intends”, “will”, “should”, “could”, “would”, “may”, “anticipates”, “estimates”, “synergy”, “cost-saving”, “projects”, “goal”, “strategy”, “budget”, “forecast” or “might” or, words or terms of similar substance or the negative thereof, are forward-looking statements. Forward-looking statements include statements relating to the following: (i) the expected effects of the Versace acquisition on the Company, (ii) the expected timing and scope of the Versace acquisition, (iii) future capital expenditures, expenses, revenues, earnings, economic performance, indebtedness, financial condition, share buybacks, dividend policy, losses and future prospects; (iv) business and management strategies and the expansion and growth of the Company’s and Versace’s operations and benefits from the acquisition; and (v) the effects of government regulation on the Company’s or Versace’s business. These forward-looking statements are not guarantees of future financial performance. Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many risks, uncertainties and other factors could cause actual results to differ materially from those projected or implied in any forward-looking statements. These risks, uncertainties and other factors include the satisfaction of the conditions to consummating the Versace acquisition, timing of closing of the Versace acquisition, the Company’s ability to integrate the businesses successfully and to achieve anticipated benefits of the Versace acquisition; the risk of disruptions to the Company’s or Versace’s businesses; the negative effects of the announcement of the proposed Versace acquisition or the consummation of the proposed acquisition on the market price of the Company’s ordinary shares and its operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed Versace acquisition; fluctuations in demand for the Company’s and Versace’s products; future levels of indebtedness; future availability of credit; the timing and scope of future share buybacks, which may be suspended at any time due to market conditions and the level of other investing activities and uses of cash, including in connection with the pending Versace acquisition; changes in consumer traffic and retail trends; loss of market share and industry competition; fluctuations in the capital markets; fluctuations in interest and exchange rates; the occurrence of unforeseen disasters or catastrophes; political or economic instability in principal markets; adverse outcomes in litigation; and general, local and global economic, political, business and market conditions, as well as those risks set forth in the reports that the Company files from time to time with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (File No. 001-35368). Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Unless otherwise required by applicable law, the Company does not provide any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this press release will actually occur. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements. All subsequent oral or written forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statement above. The Company disclaims any obligation to update or revise any forward-looking or other statements contained herein other than in accordance with legal and regulatory obligations.

MICHAEL KORS HOLDINGS LIMITED

CONTACTS:
Michael Kors Holdings Limited
Katina Metzidakis
(201) 514-8234
InvestorRelations@MichaelKors.com
Media:
Michael Kors Holdings Limited
Dinesh Kandiah
(917) 934-2427
Press@MichaelKors.com

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Total revenue	$1,253.8	$1,146.6	$2,456.3	$2,099.0
Cost of goods sold	490.7	455.8	942.4	833.5
Gross profit	763.1	690.8	1,513.9	1,265.5
Total operating expenses	573.7	491.7	1,109.3	917.0
Income from operations	189.4	199.1	404.6	348.5
Other income, net	(1.5)	(0.3)	(2.3)	(0.9)
Interest expense, net	5.9	0.8	13.4	1.9
Foreign currency loss (gain)	33.0	(40.5)	35.9	(41.7)
Income before provision for income taxes	152.0	239.1	357.6	389.2
Provision for income taxes	14.9	36.4	34.3	61.0
Net income	137.1	202.7	323.3	328.2
Less: Net loss attributable to noncontrolling interests	(0.5)	(0.2)	(0.7)	(0.2)
Net income attributable to MKHL	$137.6	$202.9	$324.0	$328.4
Weighted average ordinary shares outstanding:
Basic	149,575,112	151,781,340	149,538,607	153,134,119
Diluted	151,705,685	154,168,094	152,052,671	155,519,806
Net income per ordinary share:
Basic	$0.92	$1.34	$2.17	$2.14
Diluted	$0.91	$1.32	$2.13	$2.11

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 29, 2018	March 31, 2018	September 30, 2017
Assets
Current assets
Cash and cash equivalents	$155.2	$163.1	$178.2
Receivables, net	339.9	290.5	274.5
Inventories	767.6	660.7	696.5
Prepaid expenses and other current assets	211.4	147.8	181.5
Total current assets	1,474.1	1,262.1	1,330.7
Property and equipment, net	552.0	583.2	562.7
Intangible assets, net	1,158.6	1,235.7	405.7
Goodwill	796.9	847.7	119.7
Deferred tax assets	47.1	56.2	69.2
Other assets	78.6	74.1	43.7
Total assets	$4,107.3	$4,059.0	$2,531.7
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$290.5	$294.1	$174.0
Accrued payroll and payroll related expenses	82.7	93.0	51.9
Accrued income taxes	23.9	77.6	60.1
Short-term debt	255.0	200.0	—
Accrued expenses and other current liabilities	345.8	295.6	188.7
Total current liabilities	997.9	960.3	474.7
Deferred rent	133.5	128.4	131.7
Deferred tax liabilities	181.5	186.3	78.7
Long-term debt	504.6	674.4	—
Other long-term liabilities	106.5	88.1	41.4
Total liabilities	1,924.0	2,037.5	726.5
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 213,208,924 shares issued and 150,150,297 outstanding at September 29, 2018; 210,991,091 shares issued and 149,698,407 outstanding at March 31, 2018, and 210,200,479 shares issued and 152,066,668 outstanding at September 30, 2017	—	—	—
Treasury shares, at cost (63,058,627 shares at September 29, 2018; 61,292,684 shares at March 31, 2018; and 58,133,811 shares at September 30, 2017)	(3,123.0)	(3,015.9)	(2,815.8)
Additional paid-in capital	877.9	831.1	791.9
Accumulated other comprehensive (loss) income	(62.9)	50.5	(59.6)
Retained earnings	4,487.7	4,152.0	3,888.5
Total shareholders’ equity of MKHL	2,179.7	2,017.7	1,805.0
Noncontrolling interest	3.6	3.8	0.2
Total shareholders’ equity	2,183.3	2,021.5	1,805.2
Total liabilities and shareholders’ equity	$4,107.3	$4,059.0	$2,531.7

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended		Six Months Ended
		September 29, 2018	September 30, 2017	September 29, 2018	September 30, 2017
Revenue by Segment and Region:
MK Retail	The Americas	$394.9	$385.5	$797.1	$777.6
	Europe	139.2	154.2	258.7	276.3
	Asia	109.8	105.3	227.6	211.0
MK Retail Revenue		643.9	645.0	1,283.4	1,264.9

MK Wholesale	The Americas	354.3	340.4	629.4	567.6
	EMEA	80.9	104.5	149.3	169.5
	Asia	22.6	18.7	41.9	30.1
MK Wholesale Revenue		457.8	463.6	820.6	767.2

MK Licensing	The Americas	23.1	26.0	38.4	40.8
	EMEA	12.3	12.0	24.5	26.1
MK Licensing Revenue		35.4	38.0	62.9	66.9

Michael Kors Revenue		1,137.1	1,146.6	2,166.9	2,099.0

Jimmy Choo	The Americas	20.4	—	46.0	—
	EMEA	56.8	—	158.5	—
	Asia	39.5	—	84.9	—
Jimmy Choo Revenue		116.7	—	289.4	—

Total Revenue		$1,253.8	$1,146.6	$2,456.3	$2,099.0

Income from Operations:
MK Retail		$67.9	$69.0	$160.4	$161.2
MK Wholesale		130.1	119.6	227.6	163.1
MK Licensing		9.8	10.5	18.9	24.2
Michael Kors		207.8	199.1	406.9	348.5
Jimmy Choo		(18.4)	—	(2.3)	—
Total Income from Operations		$189.4	$199.1	$404.6	$348.5

Operating Margin:
MK Retail		10.5%	10.7%	12.5%	12.7%
MK Wholesale		28.4%	25.8%	27.7%	21.3%
MK Licensing		27.7%	27.6%	30.0%	36.2%
Michael Kors		18.3%	17.4%	18.8%	16.6%
Jimmy Choo		(15.8)%	—%	(0.8)%	—%
Total Operating Margin		15.1%	17.4%	16.5%	16.6%

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
SUPPLEMENTAL RETAIL STORE INFORMATION
(Unaudited)

	September 29, 2018
Retail Store Information:	Store Count	Square Footage
The Americas	398	1,365,108
Europe	195	535,103
Asia	261	560,401
Michael Kors	854	2,460,612
Jimmy Choo	204	268,251
Total MKHL	1,058	2,728,863

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 5
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	September 29, 2018	September 30, 2017	As Reported	Constant Currency
Total revenue:
MK Retail	$643.9	$645.0	(0.2)%	0.5%
MK Wholesale	457.8	463.6	(1.3)%	(0.9)%
MK Licensing	35.4	38.0	(6.8)%	(6.8)%
Michael Kors	1,137.1	1,146.6	(0.8)%	(0.3)%
Jimmy Choo	116.7	—	NM	NM
Total revenue	$1,253.8	$1,146.6	9.3%	9.9%

	Six Months Ended		% Change
	September 29, 2018	September 30, 2017	As Reported	Constant Currency
Total revenue:
MK Retail	$1,283.4	$1,264.9	1.5%	0.6%
MK Wholesale	820.6	767.2	7.0%	6.5%
MK Licensing	62.9	66.9	(6.0)%	(6.0)%
Michael Kors	2,166.9	2,099.0	3.2%	2.6%
Jimmy Choo	289.4	—	NM	NM
Total revenue	$2,456.3	$2,099.0	17.0%	16.4%

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 6

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
DERIVATIVE CONTRACT RELATED TO AGREEMENT TO ACQUIRE VERSACE
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Jimmy Choo gross profit	$82.4	$—	$—	$2.3	$—	$84.7
Total gross profit	$763.1	$—	$—	$2.3	$—	$765.4

MK Retail operating income	$67.9	$5.7	$6.0	$—	$—	$79.6
MK Wholesale operating income	130.1	—	4.1	—	—	134.2
MK Licensing operating income	9.8	—	0.7	—	—	10.5
Michael Kors operating income	207.8	5.7	10.8	—	—	224.3
Jimmy Choo operating loss	(18.4)	1.3	7.4	2.3	—	(7.4)
Total income from operations	$189.4	$7.0	$18.2	$2.3	$—	$216.9

Michael Kors operating expense	$472.9	$(5.7)	$(10.8)	$—	$—	$456.4
Jimmy Choo operating expense	100.8	(1.3)	(7.4)	—	—	92.1
Total operating expenses	$573.7	$(7.0)	$(18.2)	$—	$—	$548.5

Foreign currency loss	$33.0	$—	$—	$—	$(30.4)	$2.6
Income before provision for income taxes	$152.0	$7.0	$18.2	$2.3	$30.4	$209.9
Provision for income taxes	$14.9	$1.0	$1.6	$0.4	$—	$17.9
Net income attributable to MKHL	$137.6	$6.0	$16.6	$1.9	$30.4	$192.5
Diluted net income per ordinary share - MKHL	$0.91	$0.04	$0.11	$0.01	$0.20	$1.27
______________________

(1)
Includes store closure costs recorded in connection with the Retail Fleet Optimization Plan and other restructuring initiatives, transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited and transaction and transition costs recorded in connection with the Company’s agreement to acquire Gianni Versace S.p.A.

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 7

NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS, RESTRUCTURING AND OTHER CHARGES,
INVENTORY STEP-UP RELATED TO JIMMY CHOO ACQUISITION, AND
DERIVATIVE CONTRACT RELATED TO AGREEMENT TO ACQUIRE VERSACE
(In millions, except share and per share data)
(Unaudited)

	Six Months Ended September 29, 2018
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Inventory Step-up Adjustment	Acquisition Price Derivative Contract	As Adjusted
Gross profit	$1,513.9	$—	$—	$4.7	$—	$1,518.6

MK Retail operating income	$160.4	$10.0	$10.6	$—	$—	$181.0
MK Wholesale operating income	227.6	—	4.5	—	—	232.1
MK Licensing operating income	18.9	—	0.8	—	—	19.7
Michael Kors operating income	406.9	10.0	15.9	—	—	432.8
Jimmy Choo operating (loss) income	(2.3)	1.3	13.6	4.7	—	17.3
Total income from operations	$404.6	$11.3	$29.5	$4.7	$—	$450.1

Michael Kors operating expense	$912.4	$(10.0)	$(15.9)	$—	$—	$886.5
Jimmy Choo operating expense	196.9	(1.3)	(13.6)	—	—	182.0
Total operating expenses	$1,109.3	$(11.3)	$(29.5)	$—	$—	$1,068.5

Foreign currency loss	$35.9	$—	$—	$—	$(30.4)	$5.5
Income before provision for income taxes	$357.6	$11.3	$29.5	$4.7	$30.4	$433.5
Provision for income taxes	$34.3	$1.9	$4.0	$0.8	$—	$41.0
Net income attributable to MKHL	$324.0	$9.4	$25.5	$3.9	$30.4	$393.2
Diluted net income per ordinary share - MKHL	$2.13	$0.06	$0.17	$0.03	$0.20	$2.59
______________________

(1)
Includes store closure costs recorded in connection with the Retail Fleet Optimization Plan and other restructuring initiatives, transition costs recorded in connection with the acquisition of Jimmy Choo Group Limited and transaction and transition costs recorded in connection with the Company’s agreement to acquire Gianni Versace S.p.A.

MICHAEL KORS HOLDINGS LIMITED

SCHEDULE 8
NON-GAAP RECONCILIATIONS OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING LONG-LIVED ASSET IMPAIRMENTS,
RESTRUCTURING AND OTHER CHARGES AND DERIVATIVE CONTRACT
RELATED TO ACQUISITION OF JIMMY CHOO
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended September 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Acquisition Price Derivative Contract	As Adjusted
MK Retail operating income	$69.0	$16.3	$13.9	$—	$99.2
MK Wholesale operating income	119.6	—	6.9	—	126.5
MK Licensing operating income	10.5	—	1.2	—	11.7
Total income from operations	$199.1	$16.3	$22.0	$—	$237.4

Operating expenses	$491.7	$(16.3)	$(22.0)	$—	$453.4
Foreign currency gain	$(40.5)	$—	$—	$36.7	$(3.8)
Income before provision for income taxes	$239.1	$16.3	$22.0	$(36.7)	$240.7
Provision for income taxes	$36.4	$2.9	$4.1	$(7.0)	$36.4
Net income attributable to MKHL	$202.9	$13.4	$17.9	$(29.7)	$204.5
Diluted net income per ordinary share - MKHL	$1.32	$0.09	$0.11	$(0.19)	$1.33

	Six Months Ended September 30, 2017
	As Reported	Impairment Charges	Restructuring and Other Charges(1)	Acquisition Price Derivative Contract	As Adjusted
MK Retail operating income	$161.2	$16.3	$14.5	$—	$192.0
Total income from operations	$348.5	$16.3	$23.3	$—	$388.1

Operating expenses	$917.0	$(16.3)	$(23.3)	$—	$877.4
Foreign currency gain	$(41.7)	$—	$—	$36.7	$(5.0)
Net income attributable to MKHL	$328.4	$13.4	$19.0	$(29.7)	$331.1
Diluted net income per ordinary share - MKHL	$2.11	$0.09	$0.12	$(0.19)	$2.13
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(1)	Includes store closure costs recorded in connection with the Retail Fleet Optimization Plan and transaction costs recorded in connection with the acquisition of Jimmy Choo Group Limited.